EXHIBIT 14(b)


                                  [LETTERHEAD]


                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in the Registration Statement of First American Investment Funds, Inc. on Form N-14, under the Securities Act of 1933, of our report dated September 12, 1996, relating to the Qualivest Small Companies Value Fund, Qualivest Large Companies Value Fund, Qualivest Optimized Stock Fund, Qualivest Intermediate Bond Fund, Qualivest Diversified Bond Fund, and Qualivest International Opportunities Fund, incorporated by reference and to the reference to us as "experts" under the caption "Financial Statements" in such Registration Statement.


/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Dayton, Ohio
August 6, 1997